EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 97 to the Registration Statement of Calvert Social Investment Fund (1933 Act File No. 002-75106) of my opinion dated January 28, 2019 which was filed as Exhibit (i) to Post-Effective Amendment No. 95.

/s/ Katy D. Burke
Katy D. Burke, Esq.

January 28, 2020

Boston, Massachusetts